UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2024

EWSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56690	Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

109 West Second Street, Kaukauna, Wisconsin	54130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:              (920) 766-4646

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

EWSB Bancorp, Inc. (the “Company”), the holding company for East Wisconsin Savings Bank (the “Bank”), announced today that it had closed its stock offering in connection with the completion of the conversion of Wisconsin Mutual Bancorp, MHC (the “MHC”) into the stock holding company form of organization.

A total of 752,538 shares of common stock were issued, which includes 52,678 shares sold to the Bank's Employee Stock Ownership Plan, for gross offering proceeds (before deducting offering expenses) of approximately $7.5 million based on the offering price of $10.00 per share.  All valid orders received in the offering were accepted and satisfied in full.

The Company’s common stock is expected to be quoted on the OTCQB Market on or about September 25, 2024.

The Company's transfer agent, Pacific Stock Transfer Company, plans to mail Direct Registration System Book-Entry statements for the shares purchased in the stock offering, and interest checks, on or about September 24, 2024.

Performance Trust Capital Partners, LLC acted as marketing agent for the Company in connection with the offering.  Luse Gorman, PC acted as legal counsel to the Company, the MHC and the Bank in connection with the offering.  Silver, Freedman, Taff & Tiernan LLP acted as legal counsel to Performance Trust Capital Partners, LLC in connection with the offering.

Forward-Looking Statements

This current report contains certain forward-looking statements about the offering.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Certain factors that could cause actual results to differ materially from expected results include delays in commencement of trading, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and the Bank are engaged.  The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EWSB BANCORP, INC.

DATE: September 20, 2024	By:	/s/ Charles D. Schmalz
Charles D. Schmalz
President and Chief Executive Officer